Exhibit 99.1

FOR IMMEDIATE RELEASE

HUMBL Issued U.S. Patent for System and Method for Transferring Currency Using Blockchain

San Diego, CA, October 16, 2024 - HUMBL, Inc. (OTC: HMBL) is pleased to announce the issuance of U.S. Patent No. 12,118,613 by the United States Patent and Trademark Office (USPTO) for the “System and Method for Transferring Currency Using Blockchain.” This patent was formally issued by the USPTO on October 15, 2024.

As more traditional assets and currencies become tokenized on blockchain, the potential industry applications for this patent include, but are not limited to: digital wallets, digital asset exchanges, traditional stock exchanges, traditional banks, financial services and brokerages, global remittance and payment providers, transfer agents, foreign exchange, credit card services, government services and more.

The patent abstract is as follows: A financial services system that utilizes a user device and a blockchain with a blockchain ledger. The system includes a host database with a non-transitory computer-readable medium and a host controller that executes the code. The host controller enables communication between a first digital wallet on the user device and either a local currency account or a digital currency account to initiate a deposit. This deposit is assigned a transaction ID, which is recorded on the blockchain ledger and includes a deposit currency value. The method for transferring currency involves enabling communication between the first digital wallet and either a local currency account or a digital currency account with a host controller of the host database, assigning a transaction ID to the deposit, and recording the transaction ID that includes a deposit currency value on the blockchain ledger.

“While these have been some long years spent getting this patent issued, we are appreciative of the USPTO in terms of their thorough and transparent review, which we believe resulted in a comprehensive and fair outcome,” said Brian Foote, CEO of HUMBL. “Staying in the U.S. to do our work in blockchain has, admittedly, been a very challenging process. However, we believe strongly in the thoughtful advancement of this technology in our country; as well as the improved access, costs, speeds, security and visibility that our blockchain currency transfer system can bring to consumers, corporations, capital markets and governments at scale.”

A provisional patent application was first filed on January 7, 2020, and the earliest publication date was July 8, 2021. The lead author of the patent is HUMBL CEO, Brian McLaren Foote, with co-author contributions from Adam Wolfe and Jeff Hinshaw. To read in more detail about the patent, please visit: Bibliographic Data - Application - Patent Center - USPTO.

About HUMBL

HUMBL is a consumer technology company focused on delivering innovative solutions across its fully-verified user profiles, digital wallet and web platform. Our mission is to build, simplify and enhance the digital experience for our customers worldwide with verified communications and transactions.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “continue,” “may,” “will,” “could,” and similar expressions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the ability to achieve anticipated benefits of the patent, as well as competition, and general market conditions. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information

PR@HUMBL.com